                                                                    Exhibit 99.1


MEDIA CONTACT:                LYNN MARMER, THE KROGER CO. (513) 762-4441

INVESTOR CONTACT:             KATHY KELLY, THE KROGER CO. (513) 762-4969



                      KROGER 4TH QTR OPER EARNS PER SHARE:
                          RECORD 68 CENTS VS. 56 CENTS


         CINCINNATI, Ohio, January 28, 1999 --- The Kroger Co. (NYSE: KR) said today that 1998 fourth quarter earnings before an extraordinary item rose 21.9 percent to a record $179.5 million from $147.2 million in the 1997 fourth quarter. On a diluted per share basis, earnings before the extraordinary item rose 21.4 percent to 68 cents from 56 cents.

         Kroger's fourth quarter results, which include an extra week as compared to 1997, set records for sales, operating cash flow, net earnings, and earnings per share.

         Fourth quarter operating cash flow - pretax earnings before interest, depreciation and LIFO - rose 16.8 percent to $444.6 million from $380.8 million.

         Total Company sales in the fourth quarter increased 12.9 percent to $7.3 billion from $6.5 billion in the 1997 fourth quarter. Identical food store sales rose 0.4 percent. Comparable store sales, which include relocations and expansions, were up 2.4 percent for the quarter.

         For 1998, excluding onetime expenses incurred in the first half of 1998, earnings before extraordinary items were a record $537.9 million, or $2.03 per diluted share, compared to $444.2 million, or $1.69 per share, in 1997. Full year operating cash flow rose to a record $1.556 billion from $1.385 billion. Total Company sales were $28.2 billion, a 6.2 percent increase over 1997.

         Kroger Chairman and Chief Executive Officer Joseph A. Pichler said he was "elated" with the fourth quarter performance and with the total 1998 results. "Our retail operations benefited from improvements in product purchasing and coordinated merchandising in selected key categories. Kroger's private label business, manufacturing operations, and convenience stores were also strong contributors," Pichler said.

         Kroger's financial structure continued to improve in 1998. Net interest expense for the year declined 6.7 percent to $266.9 million. Net total debt decreased by $66 million to $3.1 billion.

         During 1998, Kroger opened, expanded, relocated or acquired 96 food stores, increasing overall square footage by 4.25 percent. For 1999, the Company said it expects to complete approximately 90-100 store projects, which will enable Kroger to increase retail square footage by approximately 4.5 - 5.0 percent.

         At the end of the fourth quarter, the Company operated 1,410 food stores and 797 convenience stores.

         In October, 1998, the Company announced plans to merge with Fred Meyer, Inc. The date for a shareholders' meeting to consider the merger has not been set.

         The foregoing statements regarding 1999 plans are forward looking statements, based on information available to the Company as of the date of this release. The Company's actual results could differ materially due to competitive action, changes in the capital markets, labor disputes, material shortages, or delays in completing projects. More specific information is available from the Company's SEC filings.




                                 The Kroger Co.
                               Sales and Earnings
                     (in millions except per share amounts)

                           4th Qtr                  4th Qtr                        Percent
                           1998                     1997                           Change
                           1/2/99                   12/27/97
                       -----------                 -----------                     ---------

Sales                  $   7,349.0                 $   6,509.5                      12.90
                       ===========                 ===========                     =======

EBITD (1)              $     444.6                 $     380.8                      16.75

LIFO                   $       9.0                 $       4.8

Interest               $     (62.8)                $     (62.6)

Depreci-
ation                  $    (114.0)                $     (94.6)
                       -----------                 -----------
Pre-tax
earnings
before
extraordinary
item                   $     276.8                 $     228.4                      21.19

Tax
expense                $     (97.3)                $     (81.2)
                       -----------                 -----------
Earnings
before
extraordinary
item                   $     179.5                 $     147.2                      21.94

Extraordinary
item (2)               $     (28.3)                $     (23.3)
                       -----------                 -----------
Net
earnings               $     151.2                 $     123.9
                       ===========                 ===========



Diluted
earnings
per common
share:

From
operations             $       0.68                $       0.56                     21.43

From extra-
ordinary
item                   $      (0.11)               $      (0.09)
                       ------------                ------------
Diluted net
earnings
per common
share                  $       0.57                $       0.47
                       ============                ============
Number of
shares
used in
per share
calculation                  265.9                       263.7


(1) EBITD represents pretax earnings before interest, depreciation and LIFO as defined in the Company's Bank Credit Agreement.

(2)  Represents the after-tax loss from early retirement of debt.





                                 The Kroger Co.
                               Sales and Earnings
                 Without One Time Expenses or Accounting Change
                     (in millions except per share amounts)


                           4 Qtrs                   4 Qtrs                       Percent
                           1998                     1997                         Change
                           1/2/99                   12/27/97

                       -----------                 ----------                    ------

Sales                  $  28,203.3                 $  26,567.3                     6.16
                       ===========                 ===========                    =====

EBITD (1)              $   1,555.9                 $   1,384.8                    12.36

LIFO                   $      (4.0)                $      (6.2)

Interest               $    (266.9)                $    (285.9)

Depreci-
ation                  $    (430.0)                $    (380.2)
                       -----------                 -----------
Pre-tax
earnings
before
extraordinary
item                   $     855.0                 $     712.5                    20.00

Tax
expense                $    (317.1)                $    (268.3)
                       -----------                 -----------
Earnings
before
extraordinary
item                   $     537.9                 $     444.2                    21.09

Extraordinary
item (2)               $     (39.1)                $     (32.4)
                       -----------                 -----------
Net
earnings               $     498.8                 $     411.8
                       ===========                 ===========




Diluted
earnings
per common
share:

From
operations             $      2.03                 $      1.69                    20.12

From extra-
ordinary
item (2)               $     (0.15)                $     (0.12)
                       -----------                 -----------
Diluted net
earnings
per common
share                  $      1.88                 $      1.57
                       ===========                 ===========
Number of
shares
used in
per share
calculation                  265.4                       262.9




(1) EBITD represents pretax earnings before interest, depreciation and LIFO as defined in the Company's Bank Credit Agreement.

(2)  Represents the after-tax loss from early retirement of debt.




                                 The Kroger Co.
                               Sales and Earnings
                   With One Time Expenses or Accounting Change
                     (in millions except per share amounts)

                        4 Qtrs                      4 Qtrs                     Percent
                        1998                        1997                       Change
                        1/2/99                      12/27/97
                    ------------                 ------------                  -------

Sales               $   28,203.3                 $   26,567.3                    6.16
                    ============                 ============                   ======

EBITD
(1)(2)              $    1,413.8                 $    1,384.8                    2.09

LIFO                $       (4.0)                $       (6.2)

Interest            $     (266.9)                $     (285.9)

Depreci-
ation               $     (430.0)                $     (380.2)
                    ------------                 ------------
Pre-tax
earnings
before
extra-
ordinary
item                $      712.9                 $      712.5                    0.06

Tax
expense             $     (263.1)                $     (268.3)

Earnings
before
extra-
ordinary
item                $      449.8                 $      444.2                    1.26

Extraordinary
item (3)            $      (39.1)                $      (32.4)
                    ------------                 ------------
Net
earnings            $      410.7                 $      411.8
                    ============                 ============

Diluted
earnings
per common
share:

From
operations          $        1.70                $        1.69

From extra-
ordinary
item (3)            $       (0.15)               $       (0.12)
                    -------------                -------------

Diluted net
earnings
per common
share               $        1.55                $        1.57
                    =============                =============
Number of
shares
used in
per share
calculation                265.4                        262.9


(1) 1998 EBITD includes the effect of one time expenses totaling $52.4 million, $32.5 million after tax or 12 cents per diluted share. These expenses relate to logistics initiatives which became operational in the 2nd Quarter, $40.8 million, and expenses primarily due to closing facilities resulting from the consolidation of the Company's Texas operations, $11.6 million.

(2) In addition to the expenses described in footnote (1), 1998 EBITD includes expenses totaling $89.7 million ($55.6 million after tax, or 21 cents per diluted share) related to a change in the method of accounting for inventory.

(3)  Represents the after-tax loss from the early retirement of debt.